FOR IMMEDIATE RELEASE
Mount Logan Capital Inc. Announces Second Quarter 2026 Financial Results

Segment Income for the quarter improved to $4.3 million, an increase of $2.1 million year-over-year, and $1.0 million as compared to first quarter 2026

Strong quarter for Insurance Solutions with SRE1 of $2.9 million, up $3.0 million year-over-year, and $0.9 million as compared to the first quarter of 2026. Asset Management FRE1 decreased to $1.4 million from $2.2 million in the prior year quarter, but increased $0.2 million from first quarter 2026

FRE of $2.6 million and SRE of $4.9 million for the first half of 2026, resulting in Segment Income of $7.5 million1 representing a 69% increase, or $3.1 million, as compared to the prior year period

Mount Logan continues to make progress on key strategic and operational initiatives including its insurance growth strategy, whereby Ability received its B+ AM Best Rating after quarter-end

After quarter-end, the pending Yieldstreet Alternative Income Fund transaction received the requisite approvals and is expected to close in the third quarter of 2026

Mount Logan to host an earnings conference call and webcast on August 12, 2026 at 10:00 AM Eastern Daylight Time (EDT)

NEW YORK, August 11, 2026 – Mount Logan Capital Inc. (Nasdaq: MLCI) (“Mount Logan” or the “Company”) announced today its financial results for the second quarter ended June 30, 2026.

Management Commentary
•Ted Goldthorpe, Chief Executive Officer and Chairman of Mount Logan stated, “Sequential improvement in Segment Income reflects the progress we are making as we increase scale, control costs, and execute against our growth initiatives. Ability's investment-grade rating from AM Best, together with the pending Yieldstreet transaction, marks meaningful progress in unlocking the earnings potential of our integrated asset management and insurance platform. We believe Mount Logan is well positioned to generate durable earnings growth and long-term shareholder value in the quarters ahead."

Second Quarter Financial and Business Highlights2
•Total revenue for the Asset Management segment was $2.3 million for the quarter, a decrease of $1.1 million, or 32% compared to the second quarter of 2025. Asset Management revenues exclude $1.6 million of intercompany
1 FRE, SRE and Segment Income are non-GAAP financial measures that the Company believes provide valuable perspective on its business results. With respect to FRE, SRE and Segment Income for completed periods, refer to tables elsewhere in this press release for a reconciliation to the comparable GAAP measure.
2 As discussed in Note 1 and Note 3 to our condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, on September 12, 2025, we completed a business combination with 180 Degree Capital Corp. (the “Business Combination”). Therefore, our consolidated financial results present the historical results of Mount Logan Capital Intermediate LLC (f/k/a Mount Logan Capital Inc) prior to September 12, 2025, and those of the combined company on and subsequent to that date.

management fees earned from managing the assets of Ability Insurance Company ("Ability"), which remained flat from the same 2025 period.
•Fee-Related Earnings (“FRE”) for the Asset Management segment were $1.4 million for the second quarter of 2026, down $0.9 million compared to $2.2 million for the second quarter of 2025.
•Total net investment income for the Insurance Solutions segment including net investment income of consolidated variable interest entities ("VIEs") was $18.5 million for the second quarter of 2026, a decrease of $2.0 million, or 10%, compared to second quarter of 2025. Excluding the funds withheld assets under reinsurance contracts and modified coinsurance ("Modco") arrangements, the Insurance Solutions segment’s net investment income was $13.0 million, a decrease of $0.1 million, or 1%, compared to the second quarter of 2025.
•Achieved a 6.2%3 yield on the insurance investment portfolio for the second quarter of 2026. Excluding the funds withheld under reinsurance contracts and modified coinsurance, the yield was 6.6%.
•Spread-Related Earnings (“SRE”) for the Insurance Solutions segment was $2.9 million for the second quarter of 2026, compared to ($0.1) million for the second quarter of 2025.
•Mount Logan's total assets under management ("AUM") was $2.0 billion as of June 30, 2026 and is inclusive of Ability’s assets managed by Mount Logan. Ability's assets excluding intangible assets and the funds withheld assets under reinsurance contracts and Modco, were $784.5 million as of June 30, 2026, a decrease of $6.7 million from the second quarter of 2025. As of June 30, 2026, the Insurance Solutions segment held approximately $1.0 billion of total investment assets, an increase of $28.5 million from the second quarter of 2025. Including Modco assets, Ability's total assets managed by Mount Logan is $953.0 million, an increase of $126.0 million compared to second quarter of 2025.

Subsequent Events and Strategic Updates
•AM Best, a leading, global credit rating agency specializing in the insurance industry, assigned a Financial Strength Rating of B+ “(Good)” and a Long-Term Issuer Credit Rating of bbb- “(Good)” to the Company's wholly-owned life and annuity insurance subsidiary, Ability.
•As previously announced, Mount Logan–managed Opportunistic Credit Interval Fund (“SOFIX”) signed a definitive agreement to acquire $100+ million of assets from Yieldstreet Alternative Income Fund Inc. (“YS AIF”), which is expected to close in the third quarter of 2026, subject to regulatory approvals, and is estimated to increase FRE by $2.8 million4 or more on a full year basis. On July 31, 2026, Yieldstreet's shareholders voted in favor of the transaction.
•Declared a stockholder quarterly distribution in the amount of $0.03 per share of common stock for the quarter ended June 30, 2026, payable on August 31, 2026 to stockholders of record at the close of business on August 21, 2026. This cash dividend marks the fourth consecutive quarter of the Company issuing a $0.03 distribution to its stockholders following the closing of the Business Combination.

Selected Financial Highlights
•Total capital of the Company was $171.1 million at June 30, 2026, a decrease of $14.2 million as compared to December 31, 2025. Total capital consists of debt obligations and total shareholders’ equity.
•Consolidated net loss before taxes was $4.2 million for the second quarter of 2026, compared with a loss of $0.9 million for the second quarter of 2025. Net loss position widened primarily due to net realized and change in unrealized losses from investments in Insurance Solutions.
3 The yield is calculated based on the net investment income less management fees paid to Mount Logan divided by the average of investments in financial assets for the current period and prior period.
4 Estimated FRE contribution from acquired assets based on current management and incentive fee structure of SOFIX with $100 million in additional assets. Actual contribution of the incentive fee portion of this amount is dependent on performance and actual results may differ materially from these projections. See “Estimates and Assumptions” for additional information.

•Consolidated basic loss per share (“EPS”) was $0.37 for the second quarter of 2026, compared to $0.14 for the second quarter of 2025.

Conference Call and Webcast Details
Mount Logan will hold a conference call to discuss its quarterly results on Wednesday, August 12, 2026 at 10:00 a.m. ET. Participants may access the conference call via webcast using this Webcast Link. To participate via telephone, please register in advance using this Registration Link. Upon registration, all telephone participants will receive a one-time confirmation email detailing how to join the conference call, including the dial-in number along with a unique PIN that can be used to access the call. All participants are encouraged to dial in 10 minutes prior to the start time. A replay of the conference call and webcast will be available on-demand via the Company’s investor relations webpage at
https://ir.mountlogan.com/ for 12 months.

Results of Operations by Segment

	Three months ended June 30,				Six months ended June 30,
	2026	2025	Change ($)	Change (%)	2026	2025	Change ($)	Change (%)
					($ in thousands)
REVENUES
Asset Management
Management fees	$1,691	$2,809	$(1,118)	-40%	$3,330	$6,049	$(2,719)	(45)%
Incentive fees	419	478	(59)	-12%	813	777	36	5%
Advisory and transaction fees, net	—	—	—	NM	66	—	66	NM
Equity investment earning	153	42	111	264%	515	324	191	59%
	2,263	3,329	(1,066)	-32%	4,724	7,150	(2,426)	(34)%
Insurance Solutions
Net Premiums	(4,474)	(4,238)	(236)	6%	(8,718)	(8,251)	(467)	6%
Product charges	168	722	(554)	-77%	286	1,582	(1,296)	(82)%
Net investment income	15,269	16,678	(1,409)	-8%	31,945	31,629	316	1%
Net realized and change in unrealized gains (losses) from investment activities	484	3,838	(3,354)	-87%	(4,530)	5,310	(9,840)	(185)%
Net revenues of consolidated variable interest entities	1,997	3,549	(1,552)	-44%	1,864	7,182	(5,318)	(74)%
Net investment income (loss) on funds withheld	(6,935)	(6,826)	(109)	2%	(6,321)	(12,576)	6,255	(50)%
Other income	(25)	78	(103)	-132%	144	154	(10)	(6)%
	6,484	13,801	(7,317)	-53%	14,670	25,030	(10,360)	(41)%
Total revenues	$8,747	$17,130	$(8,383)	-49%	$19,394	$32,180	$(12,786)	(40)%
EXPENSES
Asset Management
Administration and servicing fees	3,305	1,812	1,493	82%	6,944	3,049	3,895	128%
Transaction costs	(48)	2,753	(2,801)	-102%	34	7,298	(7,264)	(100)%
Compensation and benefits	215	1,836	(1,621)	-88%	426	4,216	(3,790)	(90)%
Amortization and impairment of intangible assets	674	1,889	(1,215)	-64%	1,118	2,799	(1,681)	(60)%
Interest and other credit facility expenses	2,172	1,960	212	11%	4,177	3,906	271	7%
General, administrative and other	1,865	1,258	607	48%	4,873	2,981	1,892	63%
	8,183	11,508	(3,325)	-29%	17,572	24,249	(6,677)	(28)%

Insurance Solutions
Net policy benefit and claims (remeasurement gain on policy liabilities of $6,064 and $10,523 and $2,945 and $3,025 for the three and six months ended June 30, 2026 and 2025, respectively)	(4,281)	(1,064)	(3,217)	302%	(6,916)	729	(7,645)	(1049)%
Interest sensitive contract benefits	4,179	3,997	182	5%	8,468	7,815	653	8%
Amortization of deferred acquisition costs	703	905	(202)	-22%	1,411	1,460	(49)	(3)%
Compensation and benefits	—	223	(223)	-100%	—	467	(467)	(100)%
Interest expense	318	407	(89)	-22%	718	735	(17)	(2)%
General, administrative and other (including related party amounts of $1,680 and $3,352 and $1,753 and $3,485 for the three and six months ended June 30, 2026 and 2025, respectively)	3,633	3,270	363	11%	7,894	6,956	938	13%
	4,552	7,738	(3,186)	-41%	11,575	18,162	(6,587)	-36%
Total expenses	$12,735	$19,246	$(6,511)	-34%	$29,147	$42,411	$(13,264)	(31)%
Investment and other income (Loss) - Asset Management
Net realized and change in unrealized gains (losses) from investment activities	(967)	867	(1,834)	-212%	(1,318)	1,708	(3,026)	(177)%
Dividend income	5	29	(24)	-83%	65	67	(2)	(3)%
Interest income	301	271	30	11%	685	539	146	27%
Other income (loss), net	472	6	466	7767%	646	305	341	112%
Loss on extinguishment of debt	—	—	—	NM	(472)	—	(472)	NM
Total investment and other income (loss)	(189)	1,173	(1,362)	-116%	(394)	2,619	(3,013)	(115)%
Income (loss) before taxes	$(4,177)	$(943)	$(3,234)	343%	$(10,147)	$(7,612)	$(2,535)	33%
Income tax (expense) benefit — Asset Management	—	9	(9)	-100%	—	(27)	27	(100)%
Net income (loss)	$(4,177)	$(934)	$(3,243)	347%	$(10,147)	$(7,639)	$(2,508)	33%
Note: “NM” denotes not meaningful.

Non-GAAP Financial Measures
In this release, the Company includes FRE and SRE, which are non-GAAP performance measures that the Company uses to supplement its results presented in accordance with U.S. generally accepted accounting principles (“GAAP”). As required by the rules of the Securities and Exchange Commission (“SEC”), the Company has provided herein a reconciliation of the non-GAAP financial measures contained in this press release to the most directly comparable measures under GAAP. The Company’s management believes FRE and SRE are useful in evaluating its operating performance and by providing these non-GAAP measures, the Company’s management intends to provide investors, securities analysts and other interested parties with a meaningful, consistent comparison of the Company’s profitability for the periods presented. These non-GAAP measures are not intended to be a substitute for GAAP financial measure and, as calculated, may not be comparable to other similarly titled measures of performance of other companies in other industries or within the same industry.

Asset Management

Fee Related Earnings

FRE is a non-GAAP financial measure used to assess the asset management segment’s generation of profits from revenues that are measured and received on a recurring basis and are not dependent on future realization events. The Company calculates FRE as follows:

($ in Thousands)

	Three months ended June 30,				Six months ended June 30,
	2026	2025	Change ($)	Change (%)	2026	2025	Change ($)	Change (%)
Asset Management
Management fees	$3,301	$4,422	$(1,121)	(25)%	$6,758	$8,829	$(2,071)	(23)%
Incentive fees	419	478	(59)	(12)%	813	777	36	5%
Advisory and transaction fees, net	—	—	—	NM	66	—	66	NM
Equity investment earnings	153	42	111	264%	515	324	191	59%
Interest income¹	271	271	—	—%	539	539	—	—%
Other fee-related income	468	—	468	NM	642	—	642	NM
Fee-related compensation	(1,125)	(1,105)	(20)	2%	(2,337)	(2,573)	236	(9)%
Other operating expenses:
Administration and servicing fees	(1,498)	(1,205)	(293)	24%	(2,857)	(1,938)	(919)	47%
General, administrative and other	(621)	(666)	45	(7)%	(1,535)	(1,438)	(97)	7%
Fee related earnings	$1,368	$2,237	$(869)	(39)%	$2,604	$4,520	$(1,916)	(42)%

Note: “NM” denotes not meaningful.
(1)Represents interest income on a loan asset related to a fee generating vehicle

Insurance

Spread Related Earnings

SRE is a non-GAAP financial measure used to assess the insurance solution segment’s generation of profits from revenues that are measured and received on a recurring basis, excluding certain market volatility. The Company calculates SRE as follows:

($ in Thousands)

	Three months ended June 30,				Six months ended June 30,
	2026	2025	Change ($)	Change (%)	2026	2025	Change ($)	Change (%)
Insurance Solutions
Net investment income and realized gain (loss), net	$11,304	$10,993	$311	3%	$23,555	$24,005	$(450)	(2)%
Cost of funds	(4,906)	(7,354)	2,448	(33)%	(11,394)	(16,673)	5,279	(32)%
Compensation and benefits	—	(223)	223	(100)%	—	(467)	467	(100)%
Interest expense	(318)	(407)	89	(22)%	(718)	(735)	17	(2)%
General, administrative and other	(3,182)	(3,100)	(82)	3%	(6,523)	(6,184)	(339)	5%
Spread related earnings	$2,898	$(91)	$2,989	(3285)%	$4,920	$(54)	$4,974	(9211)%

Segment Information

Segment Income is a measure of profitability and has certain limitations in that it does not take into account certain items included under U.S. GAAP. Segment Income is the sum of (i) Fee Related Earnings and (ii) Spread Related

Earnings. The following presents a reconciliation of Net Income (loss) attributable to Mount Logan common shareholders to Segment Income:
($ in Thousands)

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Net income (loss)	$(4,177)	$(934)	$(10,147)	$(7,639)
Income tax (expense) benefit — Asset Management	—	9	—	(27)
Income (loss) before taxes	$(4,177)	$(943)	$(10,147)	$(7,612)
Asset Management Adjustments:
Intersegment management fee eliminations	1,610	1,613	3,428	2,780
Administration and servicing fees [1]	682	607	1,750	1,111
Transaction costs	(48)	2,753	34	7,298
Compensation and benefits [1]	135	392	346	970
Equity-based compensation	80	219	80	416
Amortization and impairment of intangible assets	674	1,889	1,118	2,799
Interest and other credit facility expenses	2,172	1,960	4,177	3,906
General, administrative and other [1]	1,244	592	3,338	1,543
Net realized and change in unrealized gains (losses) from investment activities	967	(867)	1,318	(1,708)
Dividend income	(5)	(29)	(65)	(67)
Interest income - bank interest	(30)	—	(146)	—
Other income (loss), net	(4)	(6)	(4)	(305)
Loss on extinguishment of debt	—	—	472	—
Insurance Solutions Adjustments:			—	—
Equity-based compensation	—	120	—	257
Net unrealized gains (losses) from investment activities	2,100	(4,633)	3,858	(4,760)
Other income	25	(78)	24	(154)
Intersegment management fee eliminations	(1,610)	(1,613)	(3,428)	(2,780)
General, administrative and other [2]	451	170	1,371	772
Segment Income	$4,266	$2,146	$7,524	$4,466

(1)Represents corporate overhead allocated to each segment.
(2)Represents costs incurred by the insurance segment for purposes of U.S. GAAP reporting but not the day-to-day operations of the insurance company.

About Mount Logan Capital Inc.

Mount Logan Capital Inc. is an integrated alternative asset management and insurance solutions firm focused on generating durable, fee-based revenue and long-term value creation. The Company leverages differentiated investment strategies alongside permanent insurance capital to deliver attractive, risk-adjusted returns across market cycles.

Through its subsidiaries, Mount Logan Management LLC and Ability Insurance Company, Mount Logan manages and invests across private and public credit markets in North America and operates an insurance platform that provides long-duration liabilities to support its credit investment strategies. This integrated platform is designed to provide stable earnings, downside protection, and a low risk of principal impairment through the credit cycle.

As of June 30, 2026, Mount Logan Capital had over $2.0 billion in assets under management.

Estimates and Assumptions

This press release includes unaudited financial and business projections. These projections, and their underlying assumptions, are inherently unpredictable and undue reliance should not be placed thereon.

These estimates reflect internal financial models that Mount Logan uses in connection with its strategic planning and are based on numerous variables and assumptions made by Mount Logan’s management with respect to industry performance, general business, economic, regulatory and financial conditions and other future events, as well as matters specific to Mount Logan’s businesses, all of which are difficult or impossible to predict accurately and many of which are beyond the control of Mount Logan’s management. As a result, these estimates constitute forward-looking statements and are subject to many risks and uncertainties that could cause actual results to differ materially from these projections. Please carefully consider “Cautionary Statement Regarding Forward-Looking Statements” below. There can be no assurance that these estimates will be realized or that actual results will not be significantly different than projected.

The inclusion of these estimates in this press release should not be regarded as an indication that Mount Logan or any of its affiliates, advisors, officers, directors or representatives considered or considers such estimates to be necessarily predictive of actual future events, and these estimates should not be relied upon as such. The inclusion of these estimates herein should not be deemed an admission or representation by Mount Logan that its management views these estimates as material information.

Certain of the estimates and projections set forth herein may be considered non-GAAP financial measures, including FRE. There are limitations inherent in non-GAAP financial measures, because they exclude charges and credits that are required to be included by generally accepted accounting principles in the United States (“GAAP”). Non-GAAP measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures used by Mount Logan may not be comparable with similarly titled amounts used by other companies. No reconciliation of these projected non-GAAP measures was created or used in connection with preparing the estimates included herein. Reconciliations of historical non-GAAP measures to the most directly comparable GAAP measures are provided elsewhere herein.

Cautionary Statement Regarding Forward-Looking Statements

This press release, and oral statements made from time to time by representatives of Mount Logan may contain statements of a forward-looking nature relating to future events within the meaning of applicable U.S. and Canadian securities laws. Forward-looking statements may be identified by words such as “anticipates,” “believes,” “could,” “continue,” “estimate,” “expects,” “intends,” “will,” “should,” “may,” “plan,” “predict,” “project,” “would,” “forecasts,” “seeks,” “future,” “proposes,” “target,” “goal,” “objective,” “outlook” and variations of these words or similar expressions (or the negative versions of such words or expressions). Forward-looking statements are not statements of historical fact and reflect Mount Logan’s current views about future events. Such forward-looking statements include, without limitation, statements about the anticipated growth, profitability and scalability of the Company’s business; the Company’s strategic objectives, model, approach and future activities; planned capital raising and liquidity activities and the expected outcome of such activities; the expected benefits of Ability's AM Best rating; the expected timing and benefits of the transaction with YS AIF; the expected increase in FRE and accretive nature of the transaction with YS AIF; future financial and operating results; Mount Logan’s plans, objectives, expectations and intentions regarding our business strategy and plans; and other statements that are not historical facts.

These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the Company’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the risk that Ability may not maintain its AM Best ratings or that such ratings may not result in the anticipated business benefits; the inability to complete and recognize the anticipated benefits of the transaction with YS AIF on the anticipated timeline or at all; purchase price adjustments, unexpected costs related to the transaction with YS AIF; the risk of litigation related to the Business Combination; variability in revenues, earnings, and cash flows and the resulting impact on quarterly earnings trends and stock price volatility; the intensity of competition in asset management and insurance markets and constraints on the ability to execute growth strategies and maintain or increase market share or margins; reliance on technology and information systems, including third party systems and systems provided by BC Partners Advisors L.P. (“BCPA”), and risks related to cybersecurity, data integrity, and operational resilience; dependence on management’s assumptions, estimates, models, and judgment, and the risk that actual outcomes diverge materially from those assumptions; illiquidity of certain assets under management and insurance investments, and the impact of limited liquidity on valuation, portfolio management, and capital allocation; dependence on access to financing markets and the availability, cost, and terms of capital and liquidity; risks associated with the use of hedging and other risk management instruments, including costs, basis risk, counterparty exposure, and potential ineffectiveness; adverse political, market, and economic conditions and their effects on investment performance, funding costs, client activity, and policyholder behavior; dependence on BCPA and key BCPA personnel; actual and potential conflicts of interest arising from the relationship with BCPA; concentration risk associated with managing a limited number of funds and investments; complexities and subjectivity in valuing illiquid assets, including model risk and sensitivity to assumptions; the heavily regulated nature of the insurance business; and the increased expenses and compliance requirements associated with being a U.S. public company. No assurances can be given that the forward-looking statements contained in this press release will occur as projected, and actual results may differ materially from those projected. Forward-looking statements are based on current expectations, estimates and assumptions that involve a number of risks and uncertainties, both known and unknown, that could cause actual results to differ materially from those projected. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. Readers should carefully review the statements set forth in the reports, which Mount Logan has filed or will file from time to time with the SEC or on SEDAR+ and any risk factors contained in such reports, including the section titled “Risk Factors” in Mount Logan’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 19, 2026. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

Mount Logan does not undertake any obligation, and expressly disclaims any obligation, to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. Any discussion of past performance is not an indication of future results. Investing in financial markets involves a substantial degree of risk. Investors must be able to withstand a total loss of their investment. The information herein is believed to be reliable and has been obtained from sources believed to be reliable, but no representation or warranty is made, expressed or implied, with respect to the fairness, correctness, accuracy, reasonableness or completeness of the information and opinions. The information contained on the website of Mount Logan is not incorporated by reference into this press release. Mount Logan is not responsible for the contents of third-party websites.

Contacts:
Mount Logan Capital Inc.
650 Madison Ave, Floor 3
New York City, NY 10022
mlc.ir@mountlogan.com

Andrew Berger
SM Berger & Company
andrew@smberger.com

MOUNT LOGAN CAPITAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

(in thousands, except per share data)	June 30, 2026	December 31, 2025
ASSETS
Asset Management
Cash and cash equivalents	$4,774	$14,999
Investments (including related party amounts of $23,929 and $25,423 at June 30, 2026 and December 31, 2025, respectively)	24,489	29,298
Intangible assets	9,845	10,961
Other assets (including related party amounts of $5,379 and $5,245 at June 30, 2026 and December 31, 2025, respectively)	12,380	11,165
	51,488	66,423
Insurance Solutions
Cash and cash equivalents	59,863	88,723
Restricted cash	11,640	9,973
Investments (including related party amounts of $18,192 and $20,867 at June 30, 2026 and December 31, 2025, respectively)	953,083	956,808
Derivatives	—	481
Assets of consolidated variable interest entities
Cash and cash equivalents	16,029	30,030
Investments	130,722	120,680
Other assets	865	955
Reinsurance recoverable	271,121	272,918
Intangible assets	2,444	2,444
Deferred acquisition costs	5,468	6,791
Goodwill	30,193	30,193
Other assets	15,983	14,299
	1,497,411	1,534,295
Total assets	$1,548,899	$1,600,718
LIABILITIES
Asset Management
Due to related parties	$13,532	$11,844
Debt obligations	98,059	76,250
Accrued expenses and other liabilities	3,879	9,515
	115,470	97,609
Insurance Solutions
Future policy benefits	756,299	781,881
Interest sensitive contract liabilities	357,062	363,981
Funds held under reinsurance contracts	232,926	237,143
Debt obligations	12,000	17,250
Derivatives	3,477	1,388
Accrued expenses and other liabilities	10,904	10,510
	1,372,668	1,412,153
Total liabilities	$1,488,138	$1,509,762

Commitments and Contingencies
EQUITY
Common shares, $0.001 par value, 150,000,000 shares authorized, 11,188,768 and 12,786,770 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	11	13
Warrants	1,426	1,426
Additional paid-in-capital	161,713	177,099
Retained earnings (accumulated deficit)	(131,562)	(120,746)
Accumulated other comprehensive income (loss)	29,173	33,164
Total equity	60,761	90,956
Total liabilities and equity	$1,548,899	$1,600,718

MOUNT LOGAN CAPITAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended June 30,		Six months ended June 30,
(in thousands, except per share data)	2026	2025	2026	2025
REVENUES
Asset Management
Management fees	$1,691	$2,809	$3,330	$6,049
Incentive fees	419	478	813	777
Advisory and transaction fees, net	—	—	66	—
Equity investment earning	153	42	515	324
	2,263	3,329	4,724	7,150
Insurance Solutions
Net premiums	(4,474)	(4,238)	(8,718)	(8,251)
Product charges	168	722	286	1,582
Net investment income	15,269	16,678	31,945	31,629
Net realized and change in unrealized gains (losses) from investment activities	484	3,838	(4,530)	5,310
Net revenues of consolidated variable interest entities	1,997	3,549	1,864	7,182
Net investment income (loss) on funds withheld	(6,935)	(6,826)	(6,321)	(12,576)
Other income	(25)	78	144	154
	6,484	13,801	14,670	25,030
Total revenues	8,747	17,130	19,394	32,180
EXPENSES
Asset Management
Administration and servicing fees	3,305	1,812	6,944	3,049
Transaction costs	(48)	2,753	34	7,298
Compensation and benefits	215	1,836	426	4,216
Amortization and impairment of intangible assets	674	1,889	1,118	2,799
Interest and other credit facility expenses	2,172	1,960	4,177	3,906
General, administrative and other	1,865	1,258	4,873	2,981
	8,183	11,508	17,572	24,249
Insurance Solutions
Net policy benefit and claims (remeasurement gain on policy liabilities of $6,064 and $10,523 and $2,945 and $3,025 for the three and six months ended June 30, 2026 and 2025, respectively)	(4,281)	(1,064)	(6,916)	729
Interest sensitive contract benefits	4,179	3,997	8,468	7,815
Amortization of deferred acquisition costs	703	905	1,411	1,460
Compensation and benefits	—	223	—	467
Interest expense	318	407	718	735
General, administrative and other (including related party amounts of $1,680 and $3,352 and $1,753 and $3,485 for the three and six months ended June 30, 2026 and 2025, respectively)	3,633	3,270	7,894	6,956
	4,552	7,738	11,575	18,162
Total expenses	12,735	19,246	29,147	42,411
Investment and other income (loss) - Asset Management
Net realized and change in unrealized gains (losses) from investment activities	(967)	867	(1,318)	1,708
Dividend income	5	29	65	67
Interest income	301	271	685	539
Other income (loss), net	472	6	646	305
Loss on extinguishment of debt	—	—	(472)	—
Total investment and other income (loss)	(189)	1,173	(394)	2,619
Income (loss) before taxes	(4,177)	(943)	(10,147)	(7,612)
Income tax (expense) benefit — Asset Management	—	9	—	(27)
Net income (loss)	$(4,177)	$(934)	$(10,147)	$(7,639)
Earnings per share
Net income (loss) attributable to common shareholders - Basic and Diluted	$(0.37)	$(0.14)	$(0.88)	$(1.14)
Weighted average shares outstanding – Basic and Diluted	11,188,768	6,789,843	11,490,663	6,683,097

MOUNT LOGAN CAPITAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

	Three months ended June 30,		Six months ended June 30,
(in thousands, except per share data)	2026	2025	2026	2025
Net income (loss)	$(4,177)	$(934)	$(10,147)	$(7,639)
Other comprehensive income (loss), before tax:
Unrealized investment gains (losses) on available-for-sale securities	2,411	(917)	(1,813)	1,687
Unrealized gains (losses) on hedging instruments	(1,685)	1,407	(2,570)	4,735
Remeasurement gains (losses) on future policy benefits and reinsurance recoverable related to discount rate	(2,941)	(2,849)	392	(7,992)
Other comprehensive income (loss), before tax	(2,215)	(2,359)	(3,991)	(1,570)
Income tax expense (benefit) related to other comprehensive income (loss)	—	—	—	—
Other comprehensive income (loss)	(2,215)	(2,359)	(3,991)	(1,570)
Comprehensive income (loss)	$(6,392)	$(3,293)	$(14,138)	$(9,209)